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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 15, 1999 included in AutoNation, Inc.'s Form 8-K dated October 21, 1999 and our report dated June 28, 1999 included in AutoNation, Inc.'s Form 11-K dated June 30, 1999 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  November 10, 1999.